UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report:        March 17, 2009

(Date of earliest event reported: March 12 2009)

HAVERTY FURNITURE COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-14445	58-0281900
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

780 Johnson Ferry Road, Suite 800, Atlanta, Georgia 30342
(Address of principal executive officers) ( Zip Code)
Telephone number, including area code: (404) 443-2900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 5.02         Departure of Directors or Certain Officers; Election of Directors: Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

After thoughtful consideration and discussions with members of the Board of Directors, on March 12, 2009, Clarence H. Ridley, Chairman of the Board of Directors of Haverty Furniture Companies, Inc. (the “Company”) announced his intention to retire from the Company as an employee, effective May 13, 2009. Mr. Ridley will retain his position as Chairman of the Board of Directors and has agreed to serve as a consultant and advisor to the President and Chief Executive Officer and the General Counsel on certain matters.

In light of Mr. Ridley’s announcement of his intention to retire, the Executive Compensation and Employee Benefits Committee, in consultation with the Nominating and Corporate Governance Committee, approved the following compensation and consultant arrangements, which arrangements are effective as of May 13, 2009 and will expire as of the Annual Meeting of Stockholders to be held in May 2010. A summary of these arrangements, which include a consulting agreement (the “Consulting Agreement”), entered into by the Company and Mr. Ridley on March 16, 2009, is set forth below:

(a)

As Non-Executive Chairman of the Board, Mr. Ridley will be compensated at a rate of $125,000 per year, payable monthly in twelve (12) equal installments to fulfill certain duties as assigned by the Board of Directors;

(b)

As Non-Executive Chairman of the Board, Mr. Ridley will receive the standard non-employee Director annual retainer, which is $45,000 for 2009, $30,000 of which shall be paid in common stock of the Company and $15,000 in cash;

(c)

In connection with his retirement from the Company as an employee, the Company will secure on behalf of Mr. Ridley and his spouse, health benefit coverage commensurate with the policies held by him while an employee. The Company will be responsible for payments of all premiums;

(d)

In connection with his retirement from the Company as an employee, Mr. Ridley will retain all equity awards previously granted to him by the Company with the exercise and expiration dates on those awards to remain the same as on the grant date; and

(e)

Pursuant to the Consulting Agreement, Mr. Ridley will be compensated at a rate of $155,000 a year, payable monthly in (12) twelve equal installments. Services to be rendered by Mr. Ridley are outlined as part of the Consulting Agreement entered into by and between the Company and Mr. Ridley. Either party may terminate the Consulting Agreement during the consulting period and without cause upon three (3) months written notice to the other party.

The Consulting Agreement is attached hereto as Exhibit 10.1 and is incorporated by reference herein as if set forth in full. The descriptions of the terms of the Consulting Agreement set forth above are qualified in their entirety by reference to such exhibit.

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Item 9.01    Financial Statements, Pro Forma Financial Information and Exhibits

(d)	Exhibits

10.1	Consulting Agreement by and between the Company and Clarence H. Ridley dated March 16, 2009 and effective as of May 13, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAVERTY FURNITURE COMPANIES, INC.

March 17, 2009	By:	/s/ Jenny Hill Parker
Jenny Hill Parker Vice President, Secretary and Treasurer

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EXHIBIT INDEX

Exhibit Number	Description
10.1	Consulting Agreement by and between the Company and Clarence H. Ridley dated March 16, 2009 and effective as of May 13, 2009.

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